UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of July 2002 Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 42 thereof, entered into various agreements relating to CC Housing L.P., a Maine limited partnership (the "Operating Partnership") on behalf of Series 42 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of July 2002 (the "Operating Partnership Agreement"), pursuant to which Series 42 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 46 unit apartment complex for seniors located at Canon City in Fremont County, Colorado, which is known as Canon City Apartments (the "Apartment Complex"). The Apartment Complex consists of 1 buildings containing 38 studio units and 8 one-bedroom units. Amenities include an elevator and community room, as well as refrigerator and range in the units. Construction of the Apartment Complex commenced in July 2003 and is scheduled for completion in December 2003. 100% Occupancy is scheduled for January 2003.

The Operating Partnership expects to receive permanent financing in the amount of $65,000,000(maximum) (the "First Permanent Mortgage") from Colorado Housing and Finance Authority. The Permanent Mortgage is expected to bear interest at 6.25% per annum payable over a 30 year amortization period and a 30 year term. The Operating Partnership expects to receive permanent financing in the amount of $815,000 (the "Second Permanent Mortgage") from Canon Club Apartments. The Permanent Mortgage is expected to bear interest at 6.00% per annum payable over a 30 year amortization period and a 30 year term. The Operating Partnership expects to receive permanent financing in the amount of $462,500 (the "Third Permanent Mortgage") from Canon Club Apartments. The Permanent Mortgage is expected to bear interest at 6.00% per annum payable over a 30 year amortization period and a 30 year term.

It is expected that 100% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is American Housing, Mainland Development and Foothills Housing, L.L.C. , (the "General Partner"). The principal of the General Partner is Michael Liberty.

Series 42 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $528,971 to the Operating Partnership in 3 installments as follows:

    $370,280 (the "First Installment") on the latest of (i) the Effective Date, (ii) the closing of the Bridge Loan, (iii) receipt by the Investment Limited Partner of final Plans and Specifications, together with all necessary approvals from governmental authorities, (iv) receipt by the Investment Limited Partner of a 42(m) Letter in form and substance satisfactory to the Investment Limited Partner, (v) Permanent Mortgage Commencement, or (vi) discharge of the BCA Loan Deed o Trust (which may be contemporaneous with the making of the First Installment;
    $79,346 (the "Second Installment") on the latest of (i) the Completion Date, (ii) Cost Certification, (iii) receipt by the Investment Limited Partner of a copy of the Partnership's updated owner's title insurance policy, as endorsed through Permanent Mortgage Commencement, wit such policy and endorsement in forma dn substance satisfactory to the Special Limited Partner, (iv) receipt by the Investment Limited Partner of updated insurance certificates in form and substance satisfactory to the Special Limited Partner, (v) receipt by the Investment Limited Partner of the Contractor Pay-Off Letter, or (vi) receipt by the Investment Limited Partner of an Estoppel Letter from each Lender; and
    $79,346 (the "Third Installment") on the latest of (i) State Designation, (ii) the Initial 100% Occupancy Date, (iii) Rental Achievement, or (iv) completion of a Compliance Audit if required by the Special Limited Partner.

The first installment has been paid by Series 42.

The total Capital Contribution of Series 42 to the Operating Partnership is based on the Operating Partnership receiving $682,610 in Tax Credits during the 10-year period commencing in 2003 of which 99.99% ($682,540) will be allocated to Series 42 as the Investment Limited Partner of the Operating Partnership.

Series 42 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	0.01%	70%	90%
Series 42	99.99%	29.999%	10%
Special Limited Partner	0%	0.001%	0%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 42.

Series 42 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2003 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $3,450. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 10.3(a) of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2008 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $3,450. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section 10.3(a) of the Operating Partnership Agreement. If for any reason the Partnership Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $280,565. The Development Fee, all of which is deferred, shall be due and payable only in accordance with Section 6 of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the end of the Tax Credit Period from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form

S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 21, 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President